Exhibit 4.1

BURLINGTON NORTHERN SANTA FE, LLC
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Trustee

SIXTH SUPPLEMENTAL INDENTURE
Dated as of May 17, 2010
to
INDENTURE
Dated as of December 1, 1995

5.75% Debentures due May 1, 2040

          SIXTH SUPPLEMENTAL INDENTURE, dated as of May 17, 2010 (this “Supplemental Indenture”), between Burlington Northern Santa Fe, LLC, a company duly formed and existing under the laws of the State of Delaware (as successor in interest to Burlington Northern Santa Fe Corporation), having its principal office at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830 (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as successor in interest to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago, as trustee (the “Trustee”).
          WHEREAS, the Company executed and delivered the indenture, dated as of December 1, 1995, to the Trustee (as heretofore supplemented, the “Indenture”), to provide for the issuance of the Company’s debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;
          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its debentures under the Indenture to be known as its “5.75% Debentures due May 1, 2040” (the “Debentures”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;
          WHEREAS, the Board of Managers of the Company, pursuant to the resolutions duly adopted on May 10, 2010, has duly authorized the issuance of the Debentures, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;
          WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 901(7) of the Indenture;
          WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and
          WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;
          NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and terms of the Debentures, the Company covenants and agrees with the Trustee, as follows:

ARTICLE ONE
DEFINITIONS
Section 1.01 Definition of Terms.
          Unless the context otherwise requires:
          (a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;
          (b) the singular includes the plural and vice versa; and
          (c) headings are for convenience of reference only and do not affect interpretation.
ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 2.01 Designation and Principal Amount.
          There is hereby authorized and established a series of Securities under the Indenture, designated as the “5.75% Debentures due May 1, 2040”, which is not limited in aggregate principal amount. The aggregate principal amount of the Debentures to be issued shall be as set forth in any Company Order for the authentication and delivery of the Debentures, pursuant to Section 303 of the Indenture.
Section 2.02 Maturity.
          The Stated Maturity of principal for the Debentures will be May 1, 2040.
Section 2.03 Further Issues.
          The Company may from time to time, without the consent of the Holders of the Debentures, issue additional debentures of that series. Any such additional debentures will have the same ranking, interest rate, maturity date and other terms as the Debentures, except for the issue date and, if applicable, the initial interest accrual date and the initial Interest Payment Date. Any such additional debentures, together with the Debentures herein provided for, will constitute a single series of Securities under the Indenture.
Section 2.04 Form and Payment.
          Payment of the principal of (and premium, if any) and interest on the Debentures will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
Section 2.05 Global Securities.
          Upon the original issuance, the Debentures will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The Company will issue the Debentures in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co. DTC shall be the initial Depositary for the Debentures.
Section 2.06 Definitive Form.
          If (a) (i) the Depositary is at any time unwilling or unable to continue as depositary for the Debentures or (ii) the Depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the Debentures and has not been cured or waived, or (c) the Company at any time and in its sole discretion and subject to the procedures of the Depositary determines not to have the Debentures represented by Global Securities, the Company may issue the Debentures in definitive form in exchange for such Global Securities. In any such instance, an owner of a beneficial interest in Debentures will be entitled to physical delivery in definitive form of Debentures, equal in principal amount to such beneficial interest and to have Debentures registered in its name as shall be established in a Company Order.
Section 2.07 Interest.
          The Debentures will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from May 17, 2010 at the rate of 5.75% per annum, payable semiannually; interest payable on each Interest Payment Date will include interest accrued from May 17, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are May 1 and November 1, commencing on November 1, 2010; and the Regular Record Date for the interest payable on any Interest Payment Date is the close of business on April 15 or October 15, as the case may be, next preceding the relevant Interest Payment Date, whether or not that day is a Business Day.
Section 2.08 Authorized Denominations.
          The Debentures shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Section 2.09 Redemption.
          At any time before November 1, 2039, the Debentures are subject to redemption upon not less than 30 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, plus in either case any accrued and unpaid interest thereon to the Redemption Date. The Independent Investment Banker (as defined below) will calculate the Redemption Price.
          At any time on or after November 1, 2039, the Debentures are subject to redemption upon not less than 30 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the remaining term of the Debentures.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
     “Reference Treasury Dealer” means each of Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Debentures to be redeemed. Notwithstanding Section 1104 of the Indenture, such notice, if relating to a redemption under the first paragraph of this Section, need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall give the Trustee notice of such Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.
          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Debentures or portions thereof called for redemption.
Section 2.10 Change of Control.
          (a) Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all Debentures in accordance with the redemption terms as set forth in the Debentures by giving notice of such redemption to the Holders of the Debentures pursuant to Section 1104 of the Indenture prior to the Change of Control Repurchase Event, the Company shall make an irrevocable offer to each Holder of Debentures to repurchase all or any part (in integral multiples of $1,000) of such Holder’s Debentures at a repurchase price in cash equal to 101% of the aggregate principal amount of Debentures repurchased plus any accrued and unpaid interest on the Debentures repurchased to, but not including, the date of repurchase (the “Repurchase Price”).
          (b) Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail to each Holder of Debentures, with a copy to the Trustee, a notice:
               (i) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;
               (ii) offering to repurchase all Debentures tendered;
               (iii) setting forth the payment date for the repurchase of the Debentures, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Repurchase Date”);
               (iv) if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date;

               (v) disclosing that any Debenture not tendered for repurchase will continue to accrue interest; and
               (vi) specifying the procedures for tendering Debentures.
          (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 2.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 2.10 by virtue of such conflict.
          (d) On the Repurchase Date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:
               (i) accept for payment all Debentures or portions thereof properly tendered pursuant to such offer;
               (ii) deposit with the Trustee an amount equal to the aggregate Repurchase Price in respect of all Debentures or portions thereof properly tendered; and
               (iii) deliver or cause to be delivered to the Trustee the Debentures properly accepted, together with an Officers’ Certificate of the Company stating the aggregate principal amount of Debentures or portions thereof being repurchased by the Company.
          (e) The Trustee will promptly mail to each Holder of Debentures properly tendered, the Repurchase Price for such Debentures, and the Trustee, upon the execution and delivery by the Company of such Debentures, will promptly authenticate and cause to be transferred by book-entry to each Holder a new Debenture equal in principal amount to any unpurchased portion of any Debentures surrendered; provided that each new Debenture will be in a principal amount of a minimum denomination of $2,000 and an integral multiple of $1,000 in excess thereof.
          (f) The Company shall not be required to make an offer to repurchase the Debentures upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Debentures properly tendered and not withdrawn under its offer.
          (g) Solely for purposes of this Section 2.10 in connection with the Debentures, the following terms shall have the following meanings:
     “Below Investment Grade Ratings Event” means that on any day within the 60-day period (which period shall be extended so long as the rating of the Debentures is under publicly announced consideration for a possible downgrade by any of the Rating

Agencies) after the earlier of (i) the occurrence of a Change of Control; or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the Debentures are rated below Investment Grade by each of the Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such ratings reduction).
     “Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Berkshire Hathaway Inc., its Subsidiaries, or its or such Subsidiaries’ employee benefit plans, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.
     “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor ratings category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor ratings category of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Rating Agency” means (a) each of Moody’s and S&P; and (b) if either of Moody’s or S&P ceases to rate the Debentures or fails to make a rating of the Debentures publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a written consent or resolution of the Company’s board of managers) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
     “S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.
     “Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock (or other equity interests) of such person that is at the time entitled to vote generally in the election of the board of directors (or other equivalent body) of such person.
Section 2.11 Appointment of Agents.
          The Trustee will initially be the Security Registrar and Paying Agent for the Debentures and will act as such only at its corporate trust offices in New York, New York.
ARTICLE THREE
FORM OF DEBENTURES
Section 3.01 Form of Debentures.
          The Debentures and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.
ARTICLE FOUR
ORIGINAL ISSUE OF DEBENTURES
Section 4.01 Original Issue of Debentures.
          The Debentures may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Debentures as in such Company Order provided.
ARTICLE FIVE
MISCELLANEOUS
Section 5.01 Ratification of Indenture.
          The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Debentures.
Section 5.02 Trustee Not Responsible for Recitals.
          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 5.03 Governing Law.
          This Supplemental Indenture and each Debenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 5.04 Separability.
          In case any one or more of the provisions contained in this Supplemental Indenture or the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Debentures, but this Supplemental Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 5.05 Counterparts.
          This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
Section 5.06 Certain Rights of the Trustee.
          No provision of the Indenture or this Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, with respect to the Debentures or this Supplemental Indenture, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          The Trustee shall not be deemed to have notice or knowledge of any default or Event of Default with respect to the Debentures unless a Responsible Officer of the Trustee in its Corporate Trust Office has actual knowledge thereof or unless written or electronic notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a default or Event of Default, the Debentures and this Indenture. When used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Debentures. The Trustee agrees to accept notice pursuant to this paragraph sent by unsecured electronic transmission; provided, however, that (1) the party providing such written notice, subsequent to such transmission of written notice, shall provide the originally executed notice to the Trustee in a timely manner, and (2) such originally executed notice shall be signed by an authorized representative of the party providing such notice. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon such notice notwithstanding such notice is inconsistent with a subsequent notice.
          With respect to this Supplemental Indenture and the Debentures, in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 5.07 Waiver of Trial by Jury.
          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE DEBENTURES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

BURLINGTON NORTHERN SANTA FE, LLC
By:	/s/ Thomas N. Hund
	Name:	Thomas N. Hund
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Rafael Martinez
	Name:	Rafael Martinez
	Title:	Senior Associate

EXHIBIT A
FORM OF DEBENTURES

Burlington Northern Santa Fe, LLC
5.75% Debenture due May 1, 2040

REGISTERED	$
No. R-	CUSIP No. 12189LAA9
This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.
     BURLINGTON NORTHERN SANTA FE, LLC, a limited liability company duly formed and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of        ($) on May 1, 2040, and to pay interest thereon from May 17, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 2010, at the rate of 5.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated:	BURLINGTON NORTHERN SANTA FE, LLC
By
Thomas N. Hund
Executive Vice President and Chief Financial Officer

Attest:

Jeffrey T. Williams
Assistant Secretary

CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. As Trustee
By
Authorized Signatory

[REVERSE OF DEBENTURE]
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1995, between the Company, as successor in interest to Burlington Northern Santa Fe Corporation, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., as successor to The First National Bank of Chicago, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by the Sixth Supplemental Indenture, dated as of May 17, 2010, between the Company and the Trustee (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in the aggregate principal amount of $750,000,000. The Company may, without the consent of the Holders of the Securities of this series, issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as this Security, except as provided in said Sixth Supplemental Indenture.
     At any time before November 1, 2039, the Securities of this series are subject to redemption upon not less than 30 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in said Sixth Supplemental Indenture), plus 20 basis points, plus in either case any accrued and unpaid interest thereon to the Redemption Date. The Independent Investment Banker (as defined in said Sixth Supplemental Indenture) will calculate the Redemption Price.
     At any time on or after November 1, 2039, the Securities of this series are subject to redemption upon not less than 30 and not more than 60 days’ notice by mail, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder, upon the cancellation hereof.
     Upon the occurrence of a Change of Control Repurchase Event (as defined in said Sixth Supplemental Indenture), unless the Company has exercised its right of redemption as described above by giving notice of such redemption to the Holders of the Securities of this series pursuant to Section 1104 of the Indenture prior to the Change of Control Repurchase Event, each Holder of Securities of this series shall have the right to require the Company to repurchase all or any part (in integral multiples of $1,000) of such Holder’s Securities pursuant to the Change of Control notice as provided in, and subject to the terms of, said Sixth Supplemental Indenture at a purchase price in cash equal to 101% of the aggregate principal amount of the Securities of this series repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or in the case of a redemption on or after the Redemption Date).

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.